                                                                     Exhibit 3.1


                  SECOND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             HEALTH CARE REIT, INC.

                         -------------------------------

         We, Bruce G. Thompson, Chairman of the Board and Chief Executive Officer, and Erin C. Ibele, Vice President and Corporate Secretary, of Health Care REIT, Inc., a Delaware corporation (the "Corporation"), do hereby certify that, in accordance with the General Corporation Law of the State of Delaware, Title 8, Sections 103 and 245 of the Delaware Code (hereinafter referred to as the "GCL"), the Corporation's Certificate of Incorporation, which was originally filed on April 4, 1985, is hereby integrated and restated in its entirety to state as follows:

         1. NAME. The name of the Corporation is Health Care REIT, Inc.

         2. REGISTERED OFFICE AND AGENT. The address of the Registered Office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

         3. PURPOSE. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the GCL.

         4. AUTHORIZED SHARES. The number of shares that the Corporation is authorized to issue and have outstanding is 50,000,000, consisting of 40,000,000 shares of common stock with par value of $1.00 per share (hereinafter referred to as the "Common Stock"), and 10,000,000 shares of preferred stock with par value of $1.00 per share (hereinafter referred to as the "Preferred Stock"), which Preferred Stock shall have the terms and conditions as specified in a resolution or resolutions to be adopted by the Board of Directors of the Corporation.

         5. MANAGEMENT OF BUSINESS AND AFFAIRS. The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                  (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

                  (b) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

                  (c) The initial Board of Directors shall be composed of nine members, which number may be changed in the manner provided in the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

                  (d) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the statutes of Delaware, this Certificate of Incorporation, and the By-Laws of the Corporation; provided, however, that no By-Law hereafter adopted shall invalidate any prior act of the directors that would have been valid if such By-Law had not been adopted.

         6. COMPROMISE OR ARRANGEMENT WITH CREDITORS OR STOCKHOLDERS. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the GCL or on or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned, by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         7. DIRECTOR LIABILITY. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived any improper personal benefit. If the GCL is amended after approval by the stockholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the extent permitted by the GCL, as so amended.

                  Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                  8. Any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Company may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

                  I, Bruce G. Thompson being the Chairman of the Board and Chief Executive Officer of the Corporation, do hereby declare and certify that the foregoing Second Restated Certificate of Incorporation was duly adopted in accordance with the provisions of GCL Sections 103 and 245, and that the foregoing Second Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation, as amended and supplemented, and that there is no discrepancy between those provisions and the provisions of this Second Restated Certificate of Incorporation, and I further state that the execution of the Second Restated Certificate of Incorporation is my own act and deed and that the facts hereby stated are true, and accordingly I have hereunto set my hand this 21st day of July, 1994.


                                            /s/ Bruce G. Thompson
                                            ------------------------------------
                                            Bruce G. Thompson, Chairman of the
                                            Board and Chief Executive Officer

                              Attested By     /s/ Erin C. Ibele
                                            ------------------------------------
                                            Erin C. Ibele, Vice-President and
                                            Corporate Secretary

STATE OF OHIO               )
                            )  SS:
COUNTY OF LUCAS             )

         The foregoing Second Restated Certificate of Incorporation of Health Care REIT, Inc. was acknowledged before me this 21st day of July, 1994 by Bruce
G. Thompson, Chairman of the Board and Chief Executive Officer, on behalf of Health Care REIT, Inc., a Delaware corporation.

                                        /s/ Annette M. Plunkett Nee Langenderfer
                                        ----------------------------------------
                                                      Notary Public

                                        [ANNETTE M. LANGENDERFER
                                        Notary Public, State of Ohio
                                        My Commission Expires 10-22-96]

               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                OF JUNIOR PARTICIPATING PREFERRED STOCK, SERIES A
                                       OF
                             HEALTH CARE REIT, INC.

                 Pursuant to Section 151 of the Corporation Law
                            of the State of Delaware


         We, Bruce G. Thompson, Chairman of the Board and Chief Executive Officer, and Erin C. Ibele, Vice President and Corporate Secretary, of Health Care REIT, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of
Section 151 thereof, DO HEREBY CERTIFY:

         That pursuant to the authority conferred upon the Board of Directors by the Second Restated Certificate of Incorporation of the said Corporation, the said Board of Directors on July 19, 1994, adopted the following resolution creating a series of thirteen thousand (13,000) shares of Preferred Stock designated as Junior Participating Preferred Stock, Series A:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Second Restated Certificate of Incorporation a series of Preferred Stock of the Corporation be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

         Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Junior Participating Preferred Stock, Series A" (the "Series A Preferred Stock") and the number of shares constituting such series shall be thirteen thousand (13,000).

         Section 2. DIVIDENDS AND DISTRIBUTIONS.

                    (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock") and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock , in an amount per share (rounded to the nearest cent) equal to the greater of (a) $25.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time on or after August 5, 1994, declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision of combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                           (B) The Corporation shall declare a dividend or
                  distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $25.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                           (C) Dividends shall begin to accrue and be cumulative
                  on outstanding shares of Series A Preferred

                  Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                  Section 3. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                           (A) Subject to the provision for adjustment
                  hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time on or after August 5, 1994, declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                           (B) Except as otherwise provided herein or by law,
                  the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                           (C) Except as set forth herein, holders of Series A
                  Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                  Section 4. CERTAIN RESTRICTIONS.

                           (A) Whenever quarterly dividends or other dividends
                  or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                                    (i) declare or pay dividends on, or make any
                           other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                                    (ii) declare or pay dividends on or make any
                           other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                                    (iii) redeem or purchase or otherwise
                           acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding
                           up) to the Series A Preferred Stock; or

                                    (iv) purchase or otherwise acquire for
                           consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of

                           Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                           (B) The Corporation shall not permit any subsidiary
                  of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could under, paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                  Section 5. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                  Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock, and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time on or after August 5, 1994, declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock then outstanding shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time on or after August 5, 1994, declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 8. NO REDEMPTION. The shares of Series A. Preferred Stock shall not be redeemable.

                  Section 9. AMENDMENT. The Second Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

                  IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 19th day of July, 1994.

                                             /s/ Bruce G. Thompson
                                           -------------------------------------
                                           Bruce G. Thompson, Chairman of the
                                           Board and Chief Executive Officer

ATTEST:

  /s/ Erin C. Ibele
----------------------------------------
Erin C. Ibele, Vice-President
and Corporate Secretary

                              CERTIFICATE OF MERGER
                                       OF
                          FIRST TOLEDO ADVISORY COMPANY
                              (AN OHIO CORPORATION)
                                  WITH AND INTO
                             HEALTH CARE REIT, INC.
                            (A DELAWARE CORPORATION)


It is hereby certified that:

         FIRST: The name and state of incorporation of Health Care REIT, Inc. is Delaware and the state of incorporation of First Toledo Advisory Company is Ohio.

         SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by First Toledo Advisory Company in accordance with the laws of the state of Ohio and by Health Care REIT, Inc. in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.

         THIRD: The name of the surviving corporation in the merger herein certified is Health Care REIT, Inc., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

         FOURTH: The Certificate of Incorporation of Health Care REIT, Inc. as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed in accordance with the provisions of the General Corporation Law of the State of Delaware.

         FIFTH: The executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is One SeaGate, Suite 1950, Toledo, Ohio, 43604.

         SIXTH: The aforesaid Agreement and Plan of Merger will be furnished by the aforesaid surviving corporation, upon request and without cost, to any stockholder of either of the aforesaid constituent corporations.

         SEVENTH: The authorized capital stock of First Toledo Advisory Company consists of 850 shares of common stock, no par value.

         EIGHTH: The merger herein certified shall be effective upon filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, for the purpose of effectuating the merger of the aforesaid constituent corporations, pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury do hereby declare and certify that this is the act and deed of the corporation and the facts stated herein are true and accordingly have hereunto signed this Certificate of Merger as of the 28th day of November, 1995.


                                         HEALTH CARE REIT, INC.,
                                         a Delaware corporation


                                         By:   /s/ Erin C. Ibele
                                               ---------------------------------
                                                  Erin C. Ibele

                                         Its:  Vice President and Secretary
                                               ---------------------------------

                           CERTIFICATE OF DESIGNATION

                                       OF

              8 7/8% SERIES B CUMULATIVE REDEEMABLE PREFERRED STOCK

                                       OF

                             HEALTH CARE REIT, INC.


                         PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE


         The undersigned duly authorized officer of Health Care REIT, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of
Section 151 thereof, DOES HEREBY CERTIFY:

         That the Certificate of Incorporation of the Corporation provides that the Corporation is authorized to issue ten million (10,000,000) shares of Preferred Stock, par value $1.00 per share ("Preferred Stock"), issuable in series by the Board. On July 19, 1994, the Corporation authorized the issuance of thirteen thousand (13,000) shares of Junior Participating Preferred Stock, Series A, which constitute a separate series of Preferred Stock, which shares are reserved for issuance. Such shares are the only shares of Preferred Stock authorized by the Board to be issued.

         That pursuant to the authority conferred upon the Board of Directors by the Second Restated Certificate of Incorporation of the Corporation, the said Board of Directors on April 21, 1998 and May 7, 1998 adopted the following resolution creating a series of three million four hundred fifty thousand (3,450,000) shares of Preferred Stock designated as 8 7/8% Series B Cumulative Redeemable Preferred Stock:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of its Second Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitation or restrictions thereof are as follows:

         Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "8 7/8% Series B Cumulative Redeemable Preferred Stock" (the "Series B Preferred Stock") and the number of shares constituting such series shall be three million four hundred fifty thousand (3,450,000).

         Section 2. MATURITY. The Series B Preferred Stock shall have no stated maturity and will not be subject to any sinking fund or mandatory redemption.

         Section 3. RANK. The Series B Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (i) senior to all classes or series of common stock of the Corporation, and to all equity securities ranking junior to the Series B Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation, (ii) on a parity with all equity securities issued by the Corporation the terms, of which specifically provide that such equity securities rank on a parity with the Series B Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation, and (iii) junior to all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank senior to the Series B Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation.

          Section 4. DIVIDENDS.

         (A) Holders of shares of the Series B Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors (or a duly authorized committee thereof), out of funds of the Corporation legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 8 7/8% of the liquidation preference per annum per share (equivalent to $2.21875 per share).

         (B) Dividends on the Series B Preferred Stock shall be cumulative from the date of original issue and shall be payable quarterly in arrears on or about the 15th day of January, April, July and October or, if not a business day, the next succeeding business day (each, a "Dividend Payment Date"). The first dividend on the Series B Preferred Stock is scheduled to be paid on July 15, 1998. Any dividend payable on the Series B Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be the last day of the previous calendar month in which the applicable Dividend Payment Date falls or on such other date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a "Dividend Record Date").

         (C) No dividends on shares of Series B Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

         (D) Notwithstanding the foregoing, dividends on the Series B Preferred Stock will accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued but unpaid dividends on the Series B Preferred Stock will not bear interest and holders of the Series B Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series B Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to such shares that remains payable.

         (E) If, for any taxable year, the Corporation elects to designate as "capital gain dividends" (as defined in Section 857 of the Internal Revenue Code of 1986, as amended (the "Code")) any portion (the "Capital Gains Amount") of the dividends (as determined for federal income tax purposes) paid or made available for the year to holders of all classes of stock (the "Total Dividends"), then the portion of the Capital Gains Amount that shall be allocable to the holders of Series B Preferred Stock shall be the amount that the total dividends (as determined for federal income tax purposes) paid or made available to the holders of the Series B Preferred Stock for the year bears to the Total Dividends. Beginning January 1, 1998, the Corporation will make a similar allocation with respect to any undistributed long-term capital gains of the Corporation which are to be included in its shareholders' long-term capital gains, based on the allocation of the Capital Gains Amount which would have resulted if such undistributed long-term capital gains had been distributed as "capital gains dividends" by the Corporation to its shareholders.

         (F) No full dividends will be declared or paid or set apart for payment on any series of preferred stock ranking, as to dividends, on a parity with or junior to the Series B Preferred Stock (other than a dividend in shares of any class of stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series B Preferred Stock for all past dividend periods and the then current dividend period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Stock and the shares of any other series of preferred stock ranking on a parity as to dividends with the Series B Preferred Stock, all dividends declared upon the Series B Preferred Stock and any other series of preferred stock ranking on a parity as to dividends with the Series B Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series B Preferred Stock and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series B Preferred Stock and such other series of preferred stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other.

         (G) Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of Common Stock or other shares of capital stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other capital stock of the Corporation ranking junior to or on a parity with the Series B Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock, or any other shares of capital stock of the Corporation ranking junior to or on a parity with the Series B Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares of any such stock) by the Corporation (except by conversion into or exchange for other capital stock of the Corporation ranking junior to the Series B Preferred Stock as to dividends and upon liquidation or for the purpose of preserving the Corporation's qualification as a Real Estate Investment Trust (a "REIT")).

         Section 5. LIQUIDATION PREFERENCES. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation legally available for distribution to its shareholders a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Corporation that ranks junior to the Series B Preferred Stock as to liquidation rights. For such purposes, the consolidation or merger of the Corporation with or into any other corporation, or the sale, lease or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

         Section 6. REDEMPTION.

         (A) The Series B Preferred Stock shall not be redeemable prior to May 1, 2003. On and after May 1, 2003, the Corporation, at its option, upon not less than 30 nor more than 60 days' written notice, may redeem shares of the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption, to the extent the Corporation has funds legally available therefor. The redemption price (other than the portion thereof consisting of accrued and unpaid dividends) is payable solely out of the sale proceeds of other capital stock of the Corporation, which may include shares of other series of preferred stock. For purposes of the preceding sentence, "capital stock" means any common stock, preferred stock, depository shares, interests, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing. Holders of Series B Preferred Stock to be redeemed shall surrender such Series B Preferred Stock at the place designated in such notice and shall be entitled to the redemption price and any accrued and unpaid dividends payable upon such redemption following such surrender. If notice of redemption of any shares of Series B Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of any shares of Series B Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such shares of Series B Preferred Stock, such shares of Series B Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series B Preferred Stock is to be redeemed, the Series B Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Corporation.

         (B) Unless full cumulative dividends on all shares of Series B Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of Series B Preferred Stock shall be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock (except by exchange for capital stock of the Corporation ranking junior to the Series B Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Corporation of shares of Series B Preferred Stock in order to ensure that the Corporation continues to meet the requirements for qualification as a REIT, or the purchase or acquisition of shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock. So long as no dividends are in arrears, the Corporation shall be entitled at any time and from time to time to repurchase shares of Series B Preferred Stock in open-market transactions duly authorized by the Board of Directors and effected in compliance with applicable laws.

         (C) Notice of redemption shall be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. A similar notice furnished by the Corporation will be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the transfer agent. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series B Preferred Stock to be redeemed; (iv) the place or places where the Series B Preferred Stock is to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the Series B Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series B Preferred Stock held by such holder to be redeemed.

         (D) Immediately prior to any redemption of Series B Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series B Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.

         (E) From and after the redemption date (unless default shall be made by the Corporation in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends shall cease to accumulate on the shares of the Series B Preferred Stock called for redemption and all rights of the holders thereof (except the right to receive the redemption price plus accumulated and unpaid dividends, if any) shall cease.

         Section 7. VOTING RIGHTS.

         (A) Holders of the Series B Preferred Stock shall not have any voting rights except as set forth in this Section 7 or as otherwise required by law.

         (B) Whenever dividends on any shares of Series B Preferred Stock shall be in arrears for six or more quarterly periods, whether or not consecutive, the holders of such shares of Series B Preferred Stock (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two additional directors of the Corporation at a special meeting called by holders of record of at least 25% of the Series B Preferred Stock or the holders of any other series of preferred stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series B Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Directors of the Corporation will be increased by two directors.

         (C) So long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not, without the consent of the affirmative vote of the holders of two-thirds of the shares of Series B Preferred Stock outstanding at the time given in person or by proxy, either in writing or at a meeting (such Series B Preferred Stock voting separately as a class) (i) authorize, create or issue, or increase the authorized or issued amount of, any series of stock ranking prior to such Series B Preferred Stock with respect to payment of dividends, or in the distribution of assets on liquidation, dissolution or winding up, or reclassify any authorized stock of the Corporation into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) repeal, amend, or otherwise change any of the provisions applicable to the Series B Preferred Stock in any manner which materially and adversely affects the powers, preferences, voting power or other rights or privileges of the Series B preferred Stock or the holders thereof; provided, however, that any increases in the amount of the authorized preferred stock or the creation or issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of such series or of any other series of Preferred Stock, in each case ranking on a parity with or junior to the Series B Preferred Stock, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

         (D) The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

         (E) Except as expressly stated in this Certificate of Designation, the Series B Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action, including but not limited to, any merger or consolidation involving the Corporation or a sale of all or substantially all of the assets of the Corporation, irrespective of the effect that such merger, consolidation or sale may have upon the rights, preferences or voting powers of the holders of the Series B Preferred Stock.

         Section 8. CONVERSION. The Series B Preferred Stock shall not be convertible into or exchangeable for any other property or securities of the Corporation.

         Section 9. RESTRICTIONS ON OWNERSHIP AND TRANSFER.

         (A) Limit on Stock Ownership. No person may own more than 9.8% of the outstanding shares of the Corporation's Series B Preferred Stock (the "Ownership Limit"), and no Securities, as defined herein, may be issued or transferred to any person if, following such issuance or transfer, such person's ownership of Series B Preferred Stock would exceed the Ownership Limit. No person may actually or constructively own shares of stock of the Corporation that would result in the Corporation being "closely held" under Section 856(h) of the Code (including, but not limited to, Ownership that would result in the Corporation owning (actually or constructively) an interest in a tenant that is described in
Section 856(d)(2)(B) of the Code if the income derived by the Corporation (either directly or indirectly through one or more partnerships) from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code) or otherwise cause the Corporation to fail to qualify as a REIT. Notwithstanding any other provisions contained in this Section 9, if any purported transfer of shares of the Series B Preferred Stock would cause the Corporation to be beneficially owned by fewer than 100 persons, such transfer will be null and void in its entirety and the intended transferee will acquire no rights to the stock.

         (B) Notice and Request for Information. Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of Series B Preferred Stock that will or may violate any of the restrictions on transferability and ownership contained in this Section 9 is required to give notice immediately to the Corporation and provide the Corporation with such other information as the Corporation may request in order to determine the effect of such transfer on the Corporation's status as a REIT. In addition, each holder of Series B Preferred Stock shall upon demand be required to disclose to the Corporation in writing such information as the Corporation may request in order to determine the effect, if any, of such stockholder's actual and constructive ownership of the Series B Preferred Stock on the Corporation's status as a REIT and to ensure compliance with the Ownership Limit, or such other limit as permitted by the Board of Directors.

         (C) Transfers in Excess of the Ownership Limit. If any purported transfer of Series B Preferred Stock or any other event would otherwise result in any person violating the Ownership Limit or such other limit as permitted by the Board of Directors, then any such purported transfer will be void and of no force or effect with respect to the purported transferee (the "Prohibited Transferee") as to that number of shares of Series B Preferred Stock in excess of the Ownership Limit or such other limit (the "Excess Shares"), and the Prohibited Transferee shall acquire no right or interest (or, in the case of any event other than a purported transfer, the person or entity holding record title to any such Excess Shares (the "Prohibited Owner") shall cease to own any right or interest) in such Excess Shares. Any such Excess Shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization described in Sections 170(b)(1)(A), 170(c)(2) or 501(c)(3) of the Code and selected by the Corporation (the "Beneficiary"). Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Within 20 days of receiving notice from the Corporation of the transfer of shares to the trust, the trustee of the trust (who shall be designated by the Corporation and be unaffiliated with the Corporation and any Prohibited Transferee or Prohibited Owner) will be required to sell such Excess Shares to a person or entity who could own such shares without violating the Ownership Limit, or such other limit as permitted by the Board of Directors, and distribute to the Prohibited Transferee or Prohibited Owner, as applicable, an amount equal to the lesser of the price paid by the Prohibited Transferee or Prohibited Owner for such Excess Shares or the sales proceeds received by the trust for such Excess Shares. In the case of any Excess Shares resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell such Excess Shares to a qualified person or entity and distribute to the Prohibited Owner an amount equal to the lesser of the Market Price of such Excess Shares as of the date of such event or the sales proceeds received by the trust for such Excess Shares. In either case, any proceeds in excess of the amount distributable to the Prohibited Transferee or Prohibited Owner as applicable will be distributed to the Beneficiary. Prior to a sale of any such Excess Shares by the trust, the trustee will be entitled to receive, in trust for the Beneficiary, all dividends and other distributions paid by the Corporation with respect to such Excess Shares, and also will be entitled to exercise all voting rights with respect to such Excess Shares. Subject to Delaware law, effective as of the date that such shares have been transferred to the trust, the trustee shall have the authority (at the trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Transferee or Prohibited Owner, as applicable, prior to the discovery by the Corporation that such shares have been transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the Beneficiary. However, if the Corporation has already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast such vote. Any dividend or other distribution paid to the Prohibited Transferee or Prohibited Owner (prior to the discovery by the Corporation that such shares had been automatically transferred to a trust as described above) will be required to be repaid to the trustee upon demand for distribution to the Beneficiary. In the event that the transfers to the trust as described above is not automatically effective (for any reason) to prevent violation of the Ownership Limit or such other limit as permitted by the Board of Directors, then the transfer of the Excess Shares shall be void. In addition, shares of the Series B Preferred Stock of the Corporation held in the trust shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the trustee has sold the shares of stock held in the trust. Upon such a sale to the Corporation, the interest of the Beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the Prohibited Transferee or Prohibited Owner.

         (D) Exceptions.

                  (i) The Board of Directors may, but in no event will be required to, waive the Ownership Limit with respect to a particular shareholder if it determines that such ownership will not jeopardize the Corporation's status as a REIT and the Board of Directors otherwise decides such action would be in the best interest of the Corporation. As a condition of such waiver, the Board of Directors may require an opinion of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving the REIT status of the Corporation.

                  (ii) The restrictions on transferability and ownership contained in this Section 9 will not apply if the Board of Directors determines that it is no longer in the best interest of the Corporation to attempt to qualify, or to continue to qualify, as a REIT.

         (E) Definitions. For purposes of this Section 9: (i) "Person" includes an individual, corporation, partnership, association, joint stock company, trust, unincorporated association or other entity; (ii) "Securities" means shares of Series B Preferred Stock; (iii) "Ownership" means beneficial ownership determined on the basis of the beneficial ownership rules applicable under the Securities Exchange Act of 1934, as amended, or such other basis as the Board of Directors reasonably determines to be appropriate to effectuate the purposes hereof; and (iv) "Market Price" means the price of the shares reflected in the closing sales price for the shares, if then listed on a national securities exchange, or if the shares are not then listed on a national securities exchange, the "Market Price" means the redemption price of such shares of Series B Preferred Stock.

         (F) Additional Restrictions. Notwithstanding anything herein to the contrary, the Corporation and its transfer agent may refuse to transfer any shares, passing either by voluntary transfer, by operation of law, or under the last will and testament of any stockholder, if such transfer would or might, in the opinion of the Board of Directors or counsel to the Corporation, disqualify the Corporation as a REIT under the Internal Revenue Code. Nothing herein contained shall limit the ability of the Corporation to impose or to seek judicial or other imposition of additional restrictions if deemed necessary or advisable to preserve the Corporation's tax status as a qualified REIT.

         (G) Certificate Legend. All certificates representing shares of the Series B Preferred Stock shall be marked with a legend sufficient under the laws of the State of Delaware to provide a purchaser of such Securities with notice of the restrictions on transfer under this Section 9.

         (H) New York Stock Exchange. Nothing in this Section 9, including but not limited to Paragraph (B), shall preclude the settlement of any transactions entered into through the facilities of the New York Stock Exchange or any other stock exchange. The fact that settlement of any transaction takes place shall not, however, negate the effect of any other provision of this Section 9, and any transferee, and the shares of capital stock transferred to such transferee in such a transaction, shall be subject to all of the provisions and limitations in this Section 9.

         (I) Invalidity of Provisions. If any provision of this Article or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

         (J) The provisions set forth in this Section 9 shall apply to the Series B Preferred Stock notwithstanding any contrary provisions of the Series B Preferred Stock described in this Certificate of Designation.

         Section 10. AMENDMENT. Neither the Second Restated Certificate of Incorporation of the Corporation nor this Certificate of Designation shall be amended in any manner which would materially and adversely affect the holders of the Series B Preferred Stock without the affirmative consent or vote of the holders of two-thirds of the Series B Preferred Stock outstanding at the time. Except as otherwise described in this Certificate of Designation, any change in the Ownership Limit requires an amendment to this Certificate of Designation in accordance with this Section 10.

         IN WITNESS WHEREOF, the undersigned has executed and subscribed this certificate and does affirm the foregoing as true under the penalties of perjury this 7th day of May, 1998.



                                          /s/ George L. Chapman
                                        --------------------------------------
                                        George L. Chapman
                                        Chairman of the Board, Chief Executive
                                        Officer and President

ATTEST:


  /s/ Erin C. Ibele
--------------------------------------
Erin C. Ibele
Vice President and Corporate Secretary

                  CERTIFICATE OF DESIGNATIONS, PREFERENCES AND
                    RIGHTS OF SERIES C CUMULATIVE CONVERTIBLE
                                 PREFERRED STOCK
                                       OF
                             HEALTH CARE REIT, INC.


                  Health Care REIT, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company (the "Board") by the Second Restated Certificate of Incorporation of the Corporation (the "Charter"), and pursuant to
Section 151 of the GCL, the Board at a meeting duly held, adopted resolutions
(i) authorizing a new series of the Corporation's previously authorized preferred stock, $1.00 par value per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of 3,000,000 shares of Series C Cumulative Convertible Preferred Stock of the Corporation, as follows (capitalized terms not otherwise defined shall have the meanings ascribed to them in the Charter or in the By-Laws of the Corporation (the "By-Laws")):

                  RESOLVED, that the Corporation is authorized to issue 3,000,000 shares of Series C Cumulative Convertible Preferred Stock, $1.00 par value per share (the "Preferred Shares"), which shall have the following powers, designations, preferences and other special rights:

                  Section 1. PREFERRED SHARES -- DESIGNATION AND AMOUNT. The shares of such class of Preferred Stock shall be designated as "Series C Cumulative Convertible Preferred Stock" and the number of shares constituting the series so designated shall be 3,000,000. The Preferred Shares shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (i) senior to all classes or series of common stock of the Corporation, and to all equity securities ranking junior to the Preferred Shares with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation, (ii) on a parity with the Corporation's Junior Participating Preferred Stock, Series A and 8 7/8% Series B Cumulative Redeemable Preferred Stock and all other equity securities issued by the Corporation, the terms of which specifically provide that such equity securities rank on a parity with the Preferred Shares with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation, and (iii) junior to all equity securities issued by the Corporation, the terms of which specifically provide that such equity securities rank senior to the Preferred Shares with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation.

         Section 2. PREFERRED SHARES -- DIVIDEND RIGHTS.

         (a) GENERAL. Subject to Section 9, and in addition to any other dividends provided for herein, the Corporation shall pay in cash, when, as and if declared by the Board, out of funds legally available therefor as provided by the GCL (the "Legally Available Funds"), dividends at the quarterly rate equal to the Applicable Dividend Rate (as defined below) per issued and outstanding Preferred Share, per calendar quarter. Such dividends shall be cumulative and payable (if declared) quarterly on each January 15, April 15, July 15 and October 15, with respect to the prior quarter, commencing April 15, 1999 (except that if such date is not a Business Day (as defined below), then such dividend will be payable on the next succeeding Business Day) to the holders of record at the close of business on the date specified by the Board at the time such dividend is declared no more than thirty (30) days prior to the date fixed for payment thereof; provided, however, that the Corporation shall have the right to declare and pay dividends at any time. Dividends shall begin to accrue and be cumulative from the date of issuance of such Preferred Share to and including the first to occur of (i) the date on which the Liquidation Value (as defined herein) of such Preferred Share or Put Payment (plus all accrued and unpaid dividends thereon whether or not declared) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Preferred Share by the Corporation, (ii) the last day of the quarter preceding the quarter in which such Preferred Shares are converted into shares of Common Stock hereunder if such date is after the record date for the Adjusted FFO-Derived Dividend (as defined herein) on the Common Stock for the quarter in which such conversion takes place, (iii) the last day of the quarter second preceding the quarter in which such Preferred Shares are converted into shares of Common Stock hereunder if such date is prior to the record date for the Adjusted FFO-Derived Dividend on the Common Stock for the quarter in which such conversion takes place, or (iv) the date on which such share is otherwise acquired and paid for by the Corporation.

         (b) CUMULATIVE DIVIDENDS. Each of such dividends shall be fully cumulative, to the extent not previously paid. Preferred Shares on which dividends have not been paid in full on the dates set forth above shall accrue dividends at the rate of $.65625 per Preferred Share per quarter. Dividends not paid in full on the dates set forth above shall accrue dividends at the rate of 10.5% per annum. Any dividend payment with respect to the Preferred Shares shall first be credited against any prior accrued and unpaid dividend. No dividends shall be set apart for or paid upon the Common Stock or any other shares of stock ranking junior to the Preferred Shares unless all such cumulative dividends on the Preferred Shares have been paid.

         c) APPLICABLE DIVIDEND RATE. With respect to any Preferred Share then issued and outstanding, the "Applicable Dividend Rate" per fiscal quarter shall be equal to the greater of (i) the product of the Adjusted FFO-Derived Dividend payable for the applicable quarter per share of Common Stock and the Conversion Ratio (as defined in Section 7(a)) and

(ii) $.5625. The Applicable Dividend Rate shall be pro rated for the actual number of days in any partial quarter.

         (d) PRO RATA DISTRIBUTION. All dividends paid with respect to Preferred Shares pursuant to this Section 2 shall be paid pro rata in respect of each Preferred Share entitled thereto. In the event that the Legally Available Funds available for the payment of dividends shall be insufficient for the payment of the entire amount of dividends payable with respect to Preferred Shares on any date on which the Board has declared the payment of a dividend or otherwise, the amount of any available surplus shall be allocated for the payment of dividends with respect to the Preferred Shares and any other shares of capital stock that are pari passu as to dividends pro rata based upon the amount of accrued and unpaid dividends of such shares of capital stock.

         (e) BUSINESS DAY. For purposes hereof, the term "Business Day" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

         Section 3. PREFERRED SHARES -- CERTAIN RESTRICTIONS. Unless the dividends (including accrued and unpaid dividends in arrears whether or not declared) described above in Section 2, which pursuant to their terms should have been paid, have been paid in full or declared and set apart for payment, the Corporation shall be prohibited from paying dividends on, making any other distributions on, or redeeming or purchasing or otherwise acquiring for consideration any capital stock of the Corporation (without regard to its rank, either as to dividends or upon liquidation, dissolution or winding-up) other than shares of preferred stock of the Corporation that rank pari passu with the Preferred Shares, all of which payments shall be made pari passu with the Preferred Shares. The Corporation shall not permit any subsidiary or subpartnership of the Corporation to purchase or otherwise acquire for consideration or make any payment with respect to any shares of capital stock of the Corporation if the Corporation is prohibited from purchasing or otherwise acquiring for consideration or making any payment with respect to such shares at such time and in such manner pursuant to the prior sentence; provided, however, that the Corporation shall not be prohibited from making a capital contribution of capital stock of the Corporation to any of its subsidiaries or subpartnerships.

         Section 4. PREFERRED SHARES -- VOTING RIGHTS.

         (a) GENERAL. Except as limited by law, the holders of the Preferred Shares shall be entitled to vote or consent on (i) all matters submitted to the holders of Common Stock together with the holders of the Common Stock as a single class and (ii) all matters submitted to holders of the Preferred Shares as a separate class.

         (b) CALCULATION OF VOTES. For the purposes of calculating the votes cast for a particular matter when voting or consenting on matters submitted to the holders of Common Stock, each Preferred Share will entitle the holder thereof to one vote for each share of Common Stock into which such Preferred Share is convertible as provided in Section 7(b) herein as of the record date for such vote or consent or, if no record date is specified, as of the date of such vote or consent.

         (c) SECTION 4(c) DIRECTOR. In addition to the other voting rights described herein, the number of directors constituting the Board shall be automatically increased by one (1) member upon the first of the following to occur: (i) the Corporation's failure to pay the Adjusted FFO-Derived Dividend on the Common Stock for any quarter in an amount of at least $.55 per share (adjusted to reverse the effect of any event set forth in Section 7 that would require an adjustment to the Conversion Price (as defined below) (the "Dividend Reduction Default")); (ii) the Corporation's failure to pay in full the quarterly dividend payable hereunder (whether or not declared) at any time in respect of the Preferred Shares (the "Dividend Payment Default"); (iii) the Consolidated Financial Ratio of the Corporation (as defined below) as of the last day of three consecutive fiscal quarters of the Corporation shall be less than 1.50 (a "Consolidated Financial Ratio Default"); and (iv) any event has occurred that has caused or, but for notice or passage of time, would cause an event of default (or equivalent event) under any Indebtedness (as defined below) of the Corporation or any of its Subsidiaries (a "Debt Default"). The position on the Board established pursuant to this Section 4(c) shall terminate when (i) Five Arrows Realty Securities II L.L.C., Rothschild Realty Inc. or the one hundred percent (100%) member of Five Arrows Realty Securities II L.L.C., or one of their respective members or partners, ceases to control either at least (A) 50% of the outstanding Preferred Shares of the Corporation or (B) an amount of voting securities of the Corporation which, if converted into shares of Common Stock, would exceed 10% of the outstanding Common Stock on a fully diluted basis (determined on the basis of then convertible, exercisable or exchangeable securities, warrants or options issued by the Corporation (such amount as set forth in clauses (A) and (B) above, the "Minimum Threshold"), or (ii) each of the following has occurred and continues to occur: (1) the Dividend Reduction Cure (as defined in Section 4(g)) if there has been a Dividend Reduction Default, (2) there shall have been no Consolidated Financial Ratio Default as of the last day of three consecutive fiscal quarters of the Corporation, (3) no Debt Default shall have been in effect or continuing for three consecutive fiscal quarters of the Corporation and all prior Debt Defaults shall have been duly cured or waived by all requisite parties, and (4) the Corporation has paid in full one quarterly dividend payable hereunder in respect of the Preferred Shares and no dividends are in arrears. Any director elected pursuant to this section shall be deemed to have resigned upon the position created hereby not being available pursuant to the immediately preceding sentence.

         The term "Adjusted FFO-Derived Dividend" means any cash dividend or distribution paid in any calendar quarter to the extent that the aggregate amount of such cash dividend or distribution does not exceed the sum of (i) Net Cumulative FFO of the Corporation, (ii) Net Cumulative Capital Gains and (iii) Cumulative Pre-payment Fees. The term "Net Cumulative FFO of the Corporation" means the excess of (a) the Corporation's reported Funds From Operations (as defined by the National Association of Real Estate Investment Trusts prior to
1996) ("FFO") calculated on a cumulative basis (reduced by any negative FFO) from the last fiscal quarter of the Corporation in 1998 through the last completed fiscal quarter of the Corporation immediately preceding the dividend or distribution relating to the computation of such term (the "Computation Period") over (b) all cash dividends and distributions declared on shares of Common Stock of the Corporation during the Computation Period other than during the last fiscal quarter of 1998. The term "Net Cumulative Capital Gains" means all capital gains (reduced by any capital losses), in each case as reported by the Corporation in the Corporation's financial statements filed with the Securities and Exchange Commission, to the extent such capital gains and losses are excluded from the computation of FFO, calculated on a cumulative basis during the Computation Period (excluding the last fiscal quarter of 1998). The term "Cumulative Pre-payment Fees" means, to the extent otherwise excluded from the computation of FFO, the aggregate of all fees paid to the Corporation as a consequence of the payment in full of a debt owed to the Corporation when such payment in full is made prior to the maturity date of such debt net of any penalties or premiums charged to the Corporation as a consequence of the payment of debt owed by the Corporation when such payment is made prior to the maturity date thereof, in each case as reported by the Corporation in the Corporation's financial statements filed with the Securities and Exchange Commission, calculated on a cumulative basis during the Computation Period (excluding the last fiscal quarter of 1998).

         The term "Consolidated Financial Ratio of the Corporation" means the Consolidated EBITDA of the Corporation divided by the Corporation's Consolidated Periodic Cost of Debt.

         The term "Consolidated EBITDA of the Corporation" means, for any period, with respect to the Corporation on a consolidated basis, determined in accordance with generally accepted accounting principles in the United States ("GAAP"), the sum of net income (or net loss) for such period PLUS the sum of all amounts treated as expenses for: (a) interest, (b) depreciation, (c) amortization, and (d) all accrued taxes on or measured by income to the extent included in the determination of such net income (or net loss); PROVIDED, HOWEVER, that net income (or net loss) shall be computed without giving effect to extraordinary losses or gains.

         The term "Corporation's Consolidated Periodic Cost of Debt" means all interest expense paid or accrued in accordance with GAAP for such period (including financing fees and amortization of deferred financing fees and amortization of original issue discount).

         The term "Indebtedness" means (without duplication) all obligations, contingent and otherwise, which in accordance with GAAP should be classified upon the obligor's balance sheet as liabilities, including without limitation, in any event and whether or not so classified: (i) all debt and similar monetary obligations, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (iii) all guaranties, endorsements and other contingent obligations whether direct or indirect in respect of such liabilities of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase such liabilities, or to assure the owner of any such liabilities against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of any such liabilities held by such owner or otherwise, and (iv) obligations to reimburse the issuer of any letters of credit.

         (d) SECTION 4(d) DIRECTORS. In addition to the other voting rights described herein, at any time after the Minimum Threshold ceases to be satisfied and a Dividend Payment Default occurs for three consecutive fiscal quarters, the number of directors constituting the Board shall be automatically increased by two (2) members. The positions on the Board created pursuant to this Section 4(d) shall continue to be available until the earlier to occur of such time as
(i) there are no Preferred Shares of the Corporation outstanding and (ii) the Dividend Payment Cure (as defined herein). Any director elected pursuant to this section shall be deemed to have resigned upon the position created hereby not being available.

         (e) ELECTION OF PREFERRED DIRECTORS. The holders of the Preferred Shares shall have the special right, voting separately as a single class, to elect as soon as practical, a director to fill each vacancy created pursuant to
Section 4(c) or 4(d) and to elect their respective successors at each succeeding annual meeting of the Corporation thereafter at which such successor is to be elected. The director so elected from time to time in respect of Section 4(c) shall be referred to herein as the "Section 4(c) Director." The directors so elected from time to time in respect of Section 4(d) shall be referred to herein as the "Section 4(d) Directors." As used herein, the term "Preferred Director" shall refer to the Section 4(c) Director or a Section 4(d) Director, as appropriate, and the term "Preferred Directors" shall refer to all such directors. At no time shall there be more than two Preferred Directors on the Board.

         (f) CLASSIFICATION OF BOARD. Each vacancy created upon the Board from time to time pursuant to Section 4(c) or Section 4(d), as the case may be, shall be apportioned among the classes of directors, if any, so that the number of directors in each of the classes of directors is as nearly equal in number as possible. The Preferred Directors shall be classified accordingly.

         (g) CURES.

                  (i) Upon the occurrence of a Dividend Reduction Default, the same shall be deemed to continue to exist until such time as (the "Dividend Reduction Cure") (x) the Adjusted FFO-Derived Dividend paid in the immediately preceding quarter on the Common Stock shall be at least $.55 per share (adjusted to reverse the effect of any event set forth in Section 7 that would require an adjustment to the Conversion Price) and (y) all dividends, and all other accrued and unpaid dividends whether or not declared, on the Preferred Shares have been paid or made available for payment.

                  (ii) Upon the occurrence of the Dividend Payment Default, the same shall be deemed to continue and exist until (the "Dividend Payment Cure") such time as the earlier to occur of (x) none of the Preferred Shares shall remain outstanding or (y) all dividends, including accrued and unpaid dividends on the Preferred Shares whether or not declared, have been paid or made available for payment.

         (h) BOARD COMMITTEES. The 4(c) Director shall be designated as a member of every committee of the Board.

         (i) VOTING PROCEDURES. At each meeting of the stockholders of the Corporation at which the holders of the Preferred Shares shall have the right to vote as a single class, as provided in this Section 4, the presence in person or by proxy of the holders of record of a majority of the total number of Preferred Shares then outstanding shall be necessary and sufficient to constitute a quorum of such class for such election by such stockholders as a class. At any such meeting or adjournment thereof the absence of a quorum of holders of Preferred Shares shall not prevent the election of directors other than the Preferred Directors, and the absence of a quorum of the holders of any other class or series of stock for the election of such other directors shall not prevent the election of any Preferred Directors by the holders of the Preferred Shares.

         (j) VACANCY. In case any vacancy shall occur among the directors elected by the holders of the Preferred Shares, such vacancy shall be filled by the vote of holders of the Preferred Shares, voting as a single class, at a special meeting of such stockholders called for that purpose.

         (k) WRITTEN CONSENT. Notwithstanding the foregoing, any action required or permitted to be taken by holders of Preferred Shares at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a unanimous consent, in writing, setting forth the action so taken, shall be signed by each of the holders of Preferred Shares and shall be executed and delivered to the Secretary of the Corporation for placement among the minutes of proceedings of the stockholders of the Corporation.

         (l) APPROVAL BY THE CORPORATION. The Corporation acting through a majority of its Directors shall have the right to approve the nomination of any
Section 4(c) Director, such approval not to be unreasonably withheld.

         (m) RESTRICTIONS. So long as Preferred Shares of the Corporation are outstanding, without the consent of the holders of at least the majority of the Preferred Shares at the time outstanding, given in person or by proxy, at a meeting called for that purpose at which the holders of the Preferred Shares shall vote separately as a class, or by the unanimous consent in writing of all of the holders of the Preferred Shares (in addition to any other vote or consent of stockholders required by law or by the Charter), the Corporation may not (i) effect or validate the amendment, alteration or repeal of any provision of this Certificate of Designation, (ii) effect or validate the amendment, alteration or repeal of any provision of the Charter of the Corporation which would adversely affect the rights of the holders of the Preferred Shares as such, (iii) effect or validate the amendment, alteration or repeal of any provision of the Charter of the Corporation which would increase in any respect the restrictions or limitations on ownership applicable to the Preferred Shares pursuant thereto,
(iv) effect or validate the amendment, alteration or repeal of any provision of the Charter of the Corporation or By-Laws of the Corporation so as to limit the right to indemnification provided to any present or future member or members of the Board elected by the holders of the Preferred Shares, (v) other than the 3,000,000 Preferred Shares authorized herein, issue shares of preferred stock (or a series of preferred stock) that would vote as a class with the Preferred Shares with respect to the election of any Preferred Director or shares of stock ranking senior to the Preferred Shares (as to dividends or upon liquidation, dissolution or winding up), or (vi) effect or validate the amendment, alteration or repeal of any provision of the Charter of the Corporation or By-Laws of the Corporation so as to increase the number of members of the Board beyond 15 members (not including any Preferred Directors). Nothing in this Section 4(m) shall prevent the Corporation from issuing any shares of stock of the Corporation which rank junior (as to dividends and upon liquidation, dissolution or winding up) to the Preferred Shares upon such terms as the Board shall authorize from time to time.

         (n) REPORTS. The Corporation shall mail to each holder of record of Preferred Shares, at such holder's address in the records of the Corporation, within 45 days after the end of the first three fiscal quarters of each fiscal year and within 90 days after the end of each fiscal year, its financial reports for such fiscal period in such form and containing such independent accountants report as set forth under the rules of the Securities and Exchange Commission irrespective of whether the Corporation is then required to file reports under such rules.

         Section 5. PREFERRED SHARE -- REDEMPTION RIGHTS.

         (a) GENERAL. The Corporation may, at its option, to the extent it shall have Legally Available Funds therefor, redeem all (but not less than all) of the outstanding Preferred Shares, at any time on or after the date which is the fifth anniversary of the original date of issuance of Preferred Shares.

         (b) NOTICE. The option of the Corporation to redeem the Preferred Shares pursuant to this Section 5 shall be exercised by mailing of a written notice of election (a "Redemption Notice") by the Corporation to the holders of the Preferred Shares at such holder's address appearing on the records of the Corporation, which notice shall be mailed at least 30 days prior to the date specified therein for the redemption of the Preferred Shares. Any such notice under this Section 5(b) shall state, at a minimum, the amount of Preferred Shares to be redeemed, the date on which such redemption shall occur and the last date on which such holder can exercise the conversion rights provided for in Section 7 herein (the "Final Conversion Date"). Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been given on the date mailed whether or not the holder receives such notice.

         (c) CONVERSION. During the period beginning on the date on which the Corporation mailed to each holder of the Preferred Shares a written notice of election pursuant to paragraph (b) above and ending at 5:00 p.m. (New York time) on the thirtieth day following the date of such mailing, each holder of the Preferred Shares may exercise its rights pursuant to Section 7 herein.

         (d) REDEMPTION PRICE. Upon the thirtieth day following the mailing to the holder of the Preferred Shares of a written notice of election pursuant to paragraph (b) above, the Corporation shall be required, unless such holder of Preferred Shares has exercised its rights pursuant to paragraph (c) above, to purchase from such holder of Preferred Shares (upon surrender by such holder at the Corporation's principal office of the certificate(s) representing such Share(s)), such Preferred Shares specified in the Redemption Notice, at a price equal to the product of (i) $25.00 per share plus accrued and unpaid dividends (whether or not declared and accrued through the date of payment for redemption or the date payment is made available for payment to the holder thereof) plus a premium equal to the following percentage of $25.00:


Redemption Occurs
On or After                              But Prior to                           % Premium
-----------                              ------------                           ---------
January 1, 2004                          January 1, 2005                           5.0
January 1, 2005                          January 1, 2006                           4.0
January 1, 2006                          January 1, 2007                           3.0
January 1, 2007                          January 1, 2008                           2.0
January 1, 2008                          January 1, 2009                           1.0
January 1, 2009                                                                    0.0

and (ii) the number of Preferred Shares to be redeemed as provided in the Redemption Notice (the "Redemption Price").

         (e) DIVIDENDS. No Preferred Share is entitled to any dividends accruing thereon after the date on which the payments provided by and in accordance with
Section 5(d) are paid or made available for payment to the holder thereof. On such date all rights of the holder of such Preferred Share shall cease, and such Preferred Share shall not be deemed to be outstanding.

         Section 6. PREFERRED SHARES -- LIQUIDATION RIGHTS.

         (a) LIQUIDATION PAYMENT. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, then out of the assets of the Corporation before any distribution or payment to the holders of shares of capital stock of the Corporation ranking junior to the Preferred Shares (as to dividends or upon liquidation, dissolution or winding up), and on a pari passu basis with the holders of shares of preferred stock of the Corporation that rank pari passu with the Preferred Shares, the holders of the Preferred Shares shall be entitled to be paid $25.00 per share (the "Liquidation Value") plus accrued and unpaid dividends whether or not declared, if any (or a pro rata portion thereof with respect to fractional shares), to the date (i) of the final distribution or (ii) that the distribution is made available; PROVIDED, HOWEVER, that if such liquidation, dissolution or winding up of the Corporation occurs in connection with or subsequent to a Change of Control (as defined in Section 8(e)), then the holders of the Preferred Shares shall be entitled to be paid the Put Payment (as defined herein). Except as provided in this Section 6, the holders of the Preferred Shares shall be entitled to no other or further distribution in connection with such liquidation, dissolution or winding up.

         (b) PRO RATA DISTRIBUTION. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the holders of Preferred Shares shall be insufficient to permit payment in full to such holders the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to the holders of the Preferred Shares shall be distributed among and paid to the holders of Preferred Shares ratably in proportion to the respective amounts that would be payable to such holders if such assets were sufficient to permit payment in full; PROVIDED that all such distributions and payments to the holders of Preferred Shares shall be made on a pari passu basis with the holders of shares of preferred stock of the Corporation that rank pari passu with the Preferred Shares.

         Section 7. PREFERRED SHARES -- CONVERSION.

                  (a) CONVERSION RIGHTS. Subject to and upon compliance with the provisions of this Section 7, a holder of Preferred Shares shall have the right, at such holder's option, at any time to convert all or a portion of such shares into the number of fully paid and non-assessable shares of Common Stock obtained by multiplying the number of Preferred Shares being converted by the Conversion Ratio (as defined below and as in effect at the time and on the date provided for in this Section 7) by surrendering such Preferred Shares to be converted. Such surrender shall be made in the manner provided in paragraph (b) of this
Section 7; PROVIDED, HOWEVER, that the right to convert any Preferred Shares called for redemption pursuant to Section 5 shall terminate at the close of business on the Final Conversion Date, unless the Corporation shall default in making payment of any cash payable upon such redemption under Section 5 hereof. The "Conversion Ratio" with respect to any Preferred Shares will initially be equal to 0.97561, subject to adjustment as described below, and the "Conversion Price" with respect to any Preferred Shares will initially be equal to $25.625 per share of Common Stock, subject to adjustment as described below. Any adjustment to the "Conversion Ratio" or to the "Conversion Price" shall automatically adjust the other on an equivalent basis so that the product of the two will remain at $25.00. For example, if the "Conversion Ratio" were to be increased to 1.0, the "Conversion Price" would be reduced to $25.00, and if the "Conversion Ratio" were to be reduced to 0.9, the "Conversion Price" would be increased to $27.778.

         (b) MANNER OF CONVERSION.

                  (i) In order to exercise the conversion right, the holder of each Preferred Share to be converted shall surrender to the Corporation the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, accompanied by written notice to the Corporation that the holder thereof elects to convert such Preferred Shares. Unless the shares of Common Stock issuable on conversion are to be issued in the same name as the name in which such Preferred Shares are registered, each Preferred Share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

                  (ii) As promptly as practicable after the surrender of certificates of Preferred Shares as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on such holder's written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Preferred Shares in accordance with the provisions of this Section 7, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph (c) of this Section 7.

                  (iii) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which certificates for Preferred Shares have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, and such conversion shall be at the Conversion Ratio in effect at such time on such date unless the stock transfer books of the Corporation shall be closed on that date, in which event such conversion shall have been deemed to have been effected and such person or persons shall be deemed to have become the holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Ratio in effect on the date on which such shares shall have been surrendered and such notice received by the Corporation.

         (c) FRACTIONAL SHARES. No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Preferred Shares. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of Preferred Shares, the Corporation shall pay to the holder of such Preferred Shares an amount in cash based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the date of conversion. If more than one Preferred Share shall be surrendered for conversion at one time a holder of Preferred Shares, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of Preferred Shares so surrendered.

         (d) ADJUSTMENT OF CONVERSION RATIO. The Conversion Ratio shall be adjusted from time to time as follows:

                  (i) PAYMENT OF DIVIDENDS; SUBDIVISIONS, COMBINATIONS, RECLASSIFICATIONS. If the Corporation shall, while any Preferred Shares are outstanding, (A) pay a dividend or make a distribution with respect to its capital stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Stock, the Conversion Ratio in effect at the opening of business on the day next following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Preferred Shares thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Preferred Shares been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the day next following the record date (except as provided in paragraph (h) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

                  (ii) RIGHTS, OPTIONS AND WARRANTS. If the Corporation shall, while any Preferred Shares are outstanding, issue rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the Current Market Price per share of Common Stock on the record date for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Ratio in effect at the opening of business on the day next following such record date shall be adjusted to equal the ratio determined by dividing (I) the Conversion Ratio in effect immediately prior to the opening of business on the day next following the date fixed for such determination by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (B) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights or warrants for Common Stock would purchase at such Current Market Price, and the denominator of which shall be the sum of (A) the number of Shares of Common Stock outstanding on the close of business on the date fixed for such determination and (B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in paragraph (h) below). In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such Current Market Price, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Conversion Ratio shall immediately be readjusted to what it would have been if the rights, options or warrants referenced in the preceding calculation had been limited to the rights, options or warrants that were ultimately exercised.

                  (iii) ISSUANCE OF SECURITIES. If the Corporation shall distribute to all holders of its Common Stock any shares of capital stock of the Corporation (other than Common Stock) or evidence of its indebtedness or assets other than cash or rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Stock entitling them for a period expiring within 45 days after the record date referred to in subparagraph (ii) above to subscribe for or purchase Common Stock, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), then in each such case each holder of Preferred Shares shall receive concurrently with the receipt by holders of the Common Stock the kind and amount of such Securities that it would have owned or been entitled to receive had such Preferred Shares been converted immediately prior to such distribution or related record date, as the case may be.

                  (iv) CONVERTIBLE OR EXCHANGEABLE SECURITIES. If the Corporation, before July 15, 2000, shall issue any securities which are convertible into or exchangeable for Common Stock at a conversion price (or comparable term) that is less than the then Conversion Price, the Conversion Price of the Preferred Shares shall be automatically decreased to be identical to such conversion price (or shall be automatically decreased to be equivalent, with respect to converting securities into Common Stock, to such comparable term). In no event shall the Conversion Price be increased pursuant to this
Section 7(d)(iv).

                  (v) DISTRIBUTION OF CASH. In case the Corporation shall pay or make a dividend or other distribution on its Common Stock in cash exclusively (excluding Adjusted FFO-Derived Dividends), each holder of Preferred Shares shall receive concurrently with the receipt by holders of the Common Stock the kind and amount of any such distribution that it would have owned or been entitled to receive had such Preferred Shares been converted immediately prior to such distribution or related record date, as the case may be.

                  (vi) MINIMUM ADJUSTMENT. No adjustment in the Conversion Ratio shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% thereof; PROVIDED, HOWEVER, that any adjustments that by reason of this subparagraph (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made. Notwithstanding any other provisions of this Section 7, the Corporation shall not be required to make any adjustment of the Conversion Ratio or any distribution as provided in this Section 7 for (x) the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common

Stock under such plan, (y) the issuance of contingent rights issued pursuant to a stockholders' rights plan adopted by the Corporation pursuant to which the acquisition by any third party of a specified percentage of Common Stock triggers the exercisability of such rights to purchase Common Stock, for so long as no event has occurred triggering such rights to exercise, and (z) the issuance of Common Stock or options to purchase Common Stock pursuant to an employee benefit plan. All calculations under this Section 7 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Ratio, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable, or if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

                  (e) ADJUSTMENT OF CONVERSION RATIO UPON CERTAIN TRANSACTIONS. If the Corporation shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, self tender offer for all or substantially all shares of Common Stock, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock and excluding any transaction as to which subparagraph (d)(i) of this
Section 7 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each Preferred Share that is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one Preferred Share was convertible immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person or (ii) failed to exercise his or her rights of election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Common Stock of the Corporation held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-electing Share"), then for the purpose of this paragraph (e) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the

Preferred Shares that will contain provisions enabling the holders of the Preferred Shares that remain outstanding after such Transaction to convert into the consideration received by holders of Common Stock at the Conversion Ratio in effect immediately prior to such Transaction.

         (f) NOTICE OF CERTAIN EVENTS. If:

                  (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock (other than an Adjusted FFO-Derived Dividend); or

                  (ii) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

                  (iii) there shall be any reclassification of the Common Stock (other than any event to which subparagraph (d)(i) of this Section 7 applies) or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or a statutory share exchange, or self tender offer by the Corporation for all or substantially all of its outstanding shares of Common Stock or the sale or transfer of all or substantially all of the assets of the Corporation as an entity; or

                  (iv) there shall occur the involuntary or voluntary liquidation, dissolution or winding up of the Corporation,

then the Corporation shall cause to be mailed to the holders of Preferred Shares, at the address as shown on the stock records of the Corporation, as promptly as possible, but at least 15 Business Days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

                  (g) NOTICE OF ADJUSTMENT OF CONVERSION RATIO. Whenever the Conversion Ratio is adjusted as herein provided, the Corporation shall prepare a notice of such adjustment of the Conversion Ratio setting forth the adjusted Conversion Ratio and the effective date of such adjustment and shall mail such notice of such adjustment of the Conversion Ratio to the holders of the Preferred Shares at such holders' last address as shown on the stock records of the Corporation.

                  (h) TIMING OF ADJUSTMENT. In any case in which paragraph (d) of this Section 7 provides that an adjustment shall become effective on the day next following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of Preferred Shares converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this Section 7.

         (i) NO DUPLICATION OF ADJUSTMENTS. There shall be no adjustment of the Conversion Ratio in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7. If any action or transaction would require adjustment of the Conversion Ratio pursuant to more than one paragraph of this
Section 7, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value. Notwithstanding the foregoing, the provisions of this Section 7 shall similarly apply to successive transactions giving rise to any such adjustment.

         (j) OTHER ADJUSTMENTS TO CONVERSION RATIO. If the Corporation shall take any action affecting the Common Stock, other than action described in this
Section 7, that would materially adversely affect the conversion rights of the holders of the Preferred Shares or the value of such conversion rights, the Conversion Ratio for the Preferred Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors, in its sole discretion, may determine to be equitable in the circumstances.

         (k) RESERVATION, VALIDITY, LISTING AND SECURITIES LAW COMPLIANCE WITH RESPECT TO SHARES OF COMMON STOCK.

                  (i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock for the purpose of effecting conversion of the Preferred Shares, the full number of shares of Common Stock deliverable upon the conversion of all outstanding Preferred Shares not theretofore converted. Before taking any action which would cause an adjustment in the Conversion Ratio such that Common Stock issuable upon the conversion of Preferred Shares would be issued below par value of the Common Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be reasonably necessary in order that the Corporation may validly and legally issue fully-paid and nonassessable shares of Common Stock at such adjusted Conversion Ratio.

                  (ii) The Corporation covenants that any shares of Common Stock issued upon the conversion of the Preferred Shares shall be validly issued, fully paid and non-assessable.

                  (iii) The Corporation shall endeavor to list the shares of Common Stock required to be delivered upon conversion of the Preferred Shares, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

                  (iv) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Preferred Shares, the Corporation shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

         (l) TRANSFER TAXES. The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the Preferred Shares pursuant hereto; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

         (m) CERTAIN DEFINED TERMS. The following definitions shall apply to terms used in this Section 7:

         (i) CURRENT MARKET PRICE. For the purpose of any computation under this
         Section 7, the Current Market Price per share of Common Stock on any date in question shall be deemed to be the average of the daily closing prices for the twenty consecutive Trading Days preceding such date in question; PROVIDED, HOWEVER, that if an event occurs that would require an adjustment pursuant to paragraph (f) through (j), inclusive, the Board may make such adjustments to the closing prices during such twenty Trading Day period as it deems appropriate to effectuate the intent of the adjustments in this Section 7, in which case any such determination by the Board shall be set forth in a resolution of the Board and shall be conclusive.

         (ii) "Trading Day" shall mean a day on which the Common Stock is traded on the New York Stock Exchange, or other national exchange or quotation system used to determine the Closing Price.

         Section 8. PREFERRED SHARES -- CHANGE OF CONTROL AND PUT OPTION.

         (a) Subject to the last sentence of this Section 8(a), if a Change of Control or Put Event (as defined in paragraph (f) of this Section 8) occurs, in either case as a result of the voluntary (and not legally compelled) act, omission or participation of the Corporation, which act, omission or participation the Corporation had the discretion under existing laws and regulations to refrain from, then each holder of Preferred Shares will have the right to require that the Corporation, to the extent it shall have Legally Available Funds therefor, redeem such holder's Preferred Shares at a redemption price payable in cash in an amount equal to 102% of the Liquidation Value thereof, plus accrued and unpaid dividends whether or not declared, if any (the "Put Payment"), to the date of purchase or the date payment is made available (the "Put Date") pursuant to the offer described in paragraph (b) below (the "Put Offer"). If a Change of Control or Put Event occurs that is not the result of such voluntary act, omission or participation of the Corporation, the Corporation may elect not to make the foregoing Put Payment by not commencing the Put Offer on the Put Date, in which event the Conversion Ratio shall be revised to the greater of (i) 120% of the then current Conversion Ratio so that each Preferred Share will be convertible into 120% of the number of shares of Common Stock into which it would otherwise have been convertible and (ii) a fraction the denominator of which is 83.33% of the Current Market Price and the numerator of which is $25.00. Notwithstanding the foregoing, if the Securities and Exchange Commission or its staff, by written communication to the Corporation indicates that, or by rule, release or other written directive which would have the effect that, the application of the provisions of the first sentence of this Section 8(a) would preclude the Corporation from treating the Preferred Shares as equity on its financial statements, then the Corporation shall have the right, in lieu of application of the first sentence of this Section 8(a), to apply the Conversion Ratio revision alternative set forth in the second sentence of this Section 8(a).

         (b) Within 15 days following the Corporation becoming aware that an event has occurred that has resulted in any Change of Control or Put Event, in either case as a result of the voluntary (and not legally compelled) act, omission or participation of the Corporation, which act, omission or participation the Corporation had the discretion under existing laws and regulations to refrain from, the Corporation shall mail a notice to each holder of Preferred Shares, at such holder's address appearing in the records of the Corporation, stating (i) that a Change of Control or Put Event, as applicable, has occurred and that such holder has the right to require the Corporation to redeem such holder's Preferred Shares in cash, (ii) the date of redemption (which shall be a Business Day, no earlier than 30 days and no later than 60 days from the date such notice is mailed, or such later date as may be necessary to comply with the requirements of applicable law including the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in no event shall such date be earlier than 20 business days after the notice was mailed pursuant to the second sentence of Section 5(b) herein,), (iii) the redemption price for the redemption, and (iv) the instructions determined by the Corporation, consistent with this paragraph, that a holder must follow in order to have its Preferred Shares redeemed.

         (c) On the Put Date, the Corporation will, to the extent lawful, accept for payment Preferred Shares or portions thereof tendered pursuant to the Put Offer and pay an amount equal to the Put Payment in respect of all Preferred Shares or portions thereof so tendered. The Corporation shall promptly mail to each holder of Preferred Shares to be redeemed the Put Payment for such Preferred Shares.

         (d) Notwithstanding anything else herein, to the extent they are applicable to any Change of Control, the Corporation will comply with Section 14 of the Exchange Act and the provisions of Regulation 14D and 14E and any other tender offer rules under the Exchange Act and any other federal and state securities laws, rules and regulations and all time periods and requirements shall be adjusted accordingly.

         (e) "Change of Control" means each occurrence of any of the following:
(i) the acquisition, directly or indirectly, by any individual or entity or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act, except that such individual or entity shall be deemed to have beneficial ownership of all shares that any such individual or entity has the right to acquire, whether such right is exercisable immediately or, in a transaction to which the Corporation is a party thereto or otherwise is a participant, only after passage of time) of more than 33% of the aggregate outstanding voting power of capital stock of the Corporation (other than when such an acquisition is made by Five Arrows Realty Securities II L.L.C., Rothschild Realty Inc. or the one hundred percent (100%) member of Five Arrows Realty Securities II L.L.C., or one of their respective members or partners, or any other holder of a majority of the Preferred Shares); (ii) other than with respect to the election, resignation or replacement of the Preferred Directors, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Corporation (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by a vote of at least 66 2/3% of the directors of the Corporation (excluding Preferred Directors) then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Corporation then in office; and (iii) (A) the Corporation consolidates with or merges into another entity (the "Merger Entity) or conveys, transfers or leases all or substantially all of its respective assets (including, but not limited to, real property investments) to any individual or entity (the "Acquiring Entity", and, together with the Merger Entity, the "Successor Entity"), or (B) any corporation consolidates with or merges into the Corporation, which in either event (A) or
(B) is pursuant to a transaction in which the outstanding voting capital stock of the Corporation is reclassified or changed into or exchanged for cash, securities or other property (unless the holders of the voting capital stock of the Corporation immediately prior to such transaction hold immediately after such transaction more than 50% of the outstanding voting capital stock of the Successor Entity).

         (f) "Put Event" means each occurrence of any of (i) the Corporation fails to qualify as a real estate investment trust as described in Section 856 of the Internal Revenue Code of 1986, as amended (the "Code"), other than as a result of any action, or unreasonable failure to act, by any holder of Preferred Shares; (ii) the Corporation becomes a "closely-held" REIT as defined in Section 856(h) of the Code, other than as a result of any action, or unreasonable failure to act, by any holder of Preferred Shares; (iii) the Corporation becomes a "Pension-held REIT" as defined in Section 856(h)(3)(D) of the Code, other than as a result of any action, or unreasonable failure to act, by any holder of Preferred Shares; or (iv) the Corporation ceases to be engaged primarily in the business of investing in health care facilities (primarily nursing homes), assisted living facilities and retirement centers, as well as specialty care facilities, directly, or through subsidiaries, as carried on as of the date hereof and described in the Corporation's Annual Report on Form 10-K, as amended, as filed with the Securities and Exchange Commission for the year ended December 31, 1997.

         Section 9. PREFERRED SHARES -- RESTRICTIONS ON OWNERSHIP TRANSFER TO
                    PRESERVE TAX BENEFIT.

         (a) The Preferred Shares shall be governed by the restrictions on ownership and transfer set forth in Article VI of the By-Laws.

         (b) So long as Preferred Shares are outstanding, without the consent of the holders of at least a majority of the Preferred Shares at the time outstanding, given in person or by proxy, at a meeting called for that purpose at which the holders of the Preferred Shares shall vote separately as a class, or by unanimous written consent in writing of all holders of the Preferred Shares, the Corporation will not effect or validate any amendment, alteration or repeal of any Section of the Charter or the By-Laws, so as to increase in any respect the restrictions or limitations on ownership applicable to the Preferred Shares pursuant thereto.

         Section 10. PREFERRED SHARES -- CONVERSION AND EXCESS SECURITIES. Preferred Shares converted into Excess Securities pursuant to Section 2 of
Article VI of the By-Laws shall be governed by Article VI of the By-Laws.

         Section 11. MISCELLANEOUS.

         (a) EXCHANGE OR MARKET TRANSACTIONS. Nothing in Section 9, Section 10 or this Section 11 shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or automated inter-dealer quotation system. However, as set forth in Section 9, Section 10 or this Section 11, certain transactions may be settled by providing shares of Excess Securities.

         (b) SEVERABILITY. If any provision of Section 9, Section 10 or this
Section 11 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

         (c) MAILINGS. All mailings shall be made by overnight United States mail or by another overnight courier service.

         (d) REACQUIRED SHARES. Any Preferred Shares purchased or otherwise acquired by the Corporation in any matter whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be classified again and reissued as part of a new series or class of Preferred Stock to be created by the Board pursuant to its power contained in the Charter, subject to conditions and restrictions on issuance set forth herein.

         IN WITNESS WHEREOF, HEALTH CARE REIT, INC. has caused its corporate seal to be hereunto affixed and this Certificate of Designation to be signed by its Chairman, CEO and President, George L. Chapman, and attested by its Secretary, Erin C. Ibele, this 21st day of January, 1999.


                                         HEALTH CARE REIT, INC.



                                         By:   /s/ George L. Chapman
                                              ----------------------------------
                                              Name:    George L. Chapman
                                              Title:   Chairman, CEO
                                                       & President



         THE UNDERSIGNED, Secretary of Health Care REIT, Inc., hereby acknowledges, in the name and on behalf of said corporation, the foregoing Certificate of Designation to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof or otherwise required to be verified under oath are true in all material respects, under the penalties of perjury.



By:      /s/ Erin C. Ibele
       ---------------------------------
       Name:      Erin C. Ibele
       Title:     Secretary



Corporate Seal

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                 OF SECOND RESTATED CERTIFICATE OF INCORPORATION
                                             OF HEALTH CARE REIT, INC.

         Health Care REIT, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That at a meeting of Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring the amendment to be advisable and calling for the proposed amendment to be submitted for the approval of the Corporation's shareholders at the annual meeting of shareholders. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that Section 4 of the Second Restated Certificate of Incorporation shall be amended to read as follows:

             The number of shares that the Corporation is authorized to issue and have outstanding is 85,000,000, consisting of 75,000,000 shares of common stock with par value of $1.00 per share (hereinafter referred to as the "Common Stock"), and 10,000,000 shares of preferred stock with par value of $1.00 per share (hereinafter referred to as the "Preferred Stock"), which Preferred Stock shall have the terms and conditions as specified in a resolution or resolutions to be adopted by the Board of Directors of the Corporation.

         SECOND: That thereafter, the annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Erin C. Ibele, Vice President and Corporate Secretary and an authorized officer of the Corporation, this 16th day of July, 1999.



                           By: /s/ Erin C. Ibele
                               -------------------------------------------------
                           Erin C. Ibele, Vice President and Corporate Secretary